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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                _______________


                                   FORM 8-K

                                Current Report

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported):  June 2, 2000

                                _______________


                         JACOBS ENGINEERING GROUP INC.
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            (Exact name of Registrant as specified in its charter)

   Delaware                           1-7463                      95-4081636
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  (State of                      (Commission File              (I.R.S. Employer
Incorporation)                     File Number)                 Identification
                                                                     Number)



   1111 S. Arroyo Parkway, Pasadena  CA                              91105
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   (Address of principal executive offices)                       (Zip code)

                               (626) 578 - 3500
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             (Registrant's telephone number, including area code)
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Item 5.   Other Events.

On June 2, 2000, the Registrant issued a press release announcing that it had signed a definitive asset purchase agreement with Stone & Webster, Incorporated ("Stone & Webster"). Under the proposed transaction, the Registrant would acquire substantially all of Stone & Webster's assets for $150.0 million in cash and stock, and would assume substantially all of Stone & Webster's liabilities as shown on its March 31, 2000 consolidated balance sheet, standby letters of credit and its liabilities under that certain credit facility entered into recently between the Registrant and Stone & Webster.

The information contained in the Registrant's press release issued on June 2, 2000 with respect to the announcement of the asset purchase agreement is included in Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 7.   Financial Statements and Exhibits.

     (c)  Exhibit No.
          99.1  Press release of Registrant dated June 2, 2000.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Jacobs Engineering Group Inc.



/s/  John W. Prosser, Jr.
--------------------------------------
John W. Prosser, Jr.
Senior Vice President, Finance
and Administration and Treasurer


Date:  June 9, 2000